FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-274151-01

D2-Natixis Multifamily Mortgage Trust 2026-M1

Loan Number	Deal Name	Year of Acquisition
1	Redwood Campus Center	Jan-20
2	The Helm on the Allegheny	Oct-18
3	Star Westheimer	Apr-23
4	Royal Blue	Nov-20
5	Aviator at Brooks	Nov-14
6	Propect Row	Aug-21
7	Icon Broadway	Apr-26
8	Little Torch Cottages	Jul-17
9	The Links	Dec-21
10	Midline Apartments	Jan-21
11	1010 Bedford-Stuy	Apr-21
12	Avaya Stafford	Jul-21
13	The Lodge at St. Moritz	Jun-23
14	Star Villa Ana	Apr-22
15	The Maynard of Augusta	Mar-26
16	Townes at Southpark	Jun-21
17	436 & 442 East 13th Street	Mar-19
18	NOX Apartment	Feb-20
19	Hidden Creek Apartments	Aug-22
20	Alphine Studio	Jun-22

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-274151) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, NATIXIS SECURITIES AMERICAS LLC, BARCLAYS CAPITAL INC., BMO CAPITAL MARKETS CORP., WELLS FARGO SECURITIES, LLC, OR ANY OTHER UNDERWRITER OR DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS UPON REQUEST.

Ce document est la propriété de BPCE. Ne peut être communiqué à des tiers sans son autorisation écrite.	1/1